Exhibit 4(b)

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 7

dated as of March 1, 2019

Supplemental to the Indenture

dated as of October 1, 2010

Increasing the Aggregate Principal Amount

of the Securities of Series 7 under the Indenture

designated

First Mortgage Bonds, 4.375% Series due 2045

SUPPLEMENTAL INDENTURE NO. 7

SUPPLEMENTAL INDENTURE No. 7, dated as of the first day of March, 2019, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 7 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 7 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6.

Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture and Supplemental Indenture No. 4 dated as of September 1, 2015 (“Supplemental Indenture No. 4”), the Company established a series of Securities, such series of Securities hereinafter sometimes called the “Securities of Series No. 7”.

As contemplated in Section 301 of the Original Indenture and Section 102 of Supplemental Indenture No. 4, the Company wishes to increase the limitation on the aggregate principal amount of the Securities of Series No. 7 and provide for the issuance of additional Securities of such series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 7 to increase such limitation, provide for the issuance of additional Securities (“Additional Securities”) of such series and specify certain provisions to be applicable to the Additional Securities, and has duly authorized the issuance of such Additional Securities; and all acts necessary to make this Supplemental Indenture No. 7 a valid agreement of the Company, and to make the Additional Securities of Series No. 7 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 7 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Additional Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on (a) the Company’s right, title and interest in the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the Company’s right, title and interest in the generating stations described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

ADDITIONAL SECURITIES OF SERIES NO. 7

SECTION 101. Additional Securities of Series No. 7.

The Additional Securities of Series No. 7, which is designated “First Mortgage Bonds, 4.375% Series due 2045,” shall:

(a) be issued in the aggregate principal amount of $300,000,000 so that the aggregate principal amount of Securities of Series No. 7 shall be limited to $550,000,000 (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated September 28, 2015;

(c) have a Stated Maturity of October 1, 2045, subject to prior redemption or purchase by the Company; and

(d) have such additional terms and be in such form, as were established for the Securities of Series No. 7 in the Officer’s Certificate dated September 28, 2015 as contemplated in Sections 201 and 301 of the Original Indenture (the “Original Officer’s Certificate”), and such additional provisions as shall be set forth herein and in an Officer’s Certificate supplemental to the Original Officer’s Certificate as contemplated by Section 301 of the Original Indenture and such Original Officer’s Certificate.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201. Single Instrument.

This Supplemental Indenture No. 7 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 7, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 7 shall together constitute the Indenture.

2

SECTION 202. Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 7 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ Christopher M. Garrett
Name:	Christopher M. Garrett
Title:	Controller

[Signature Page to Supplemental Indenture No. 7 – Kentucky Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 7 – Kentucky Utilities Company]

COMMONWEALTH OF KENTUCKY    )

                            )    ss.:

COUNTY OF JEFFERSON                       )

On this 20th day of March, 2019, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public

[Seal]

[Signature Page to Supplemental Indenture No. 7 – Kentucky Utilities Company]

STATE OF NEW JERSEY                    )

                      )     ss.:

COUNTY OF PASSAIC                       )

On this 19th day of March, 2019, before me, a notary public, the undersigned, personally appeared Laurence J. O’Brien, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Rosemarie Socorro-Garcia
Rosemarie Socorro-Garcia
Notary Public – State of New Jersey
My Commission Expires
December 5, 2021

[Seal]

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
240 Greenwich Street, 7E
New York, New York 10286
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 7 – Kentucky Utilities Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company 220 West Main Street
Louisville, Kentucky 40202

/s/James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 7 – Kentucky Utilities Company]

EXHIBIT A

KENTUCKY UTILITIES COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$227,977,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	August 1, 2016	8	Collateral Series 2016CCA	August 25, 2016	$96,000,000	$96,000,000
6	August 1, 2018	9	Collateral Series 2018CCA	September 5, 2018	$17,875,000	$17,875,000

[1]	As of March 1, 2019.

A-1

EXHIBIT B

KENTUCKY UTILITIES COMPANY

Filing and Recording

of

Supplemental Indenture No. 6, dated as of August 1, 2018,

to

Indenture, dated as of October 1, 2010

COUNTY NAME	BOOK & PAGE NUMBER
Adair	MB 363, Pg 223
Anderson	MB 603, Pg 146
Ballard	MB 96, Pg 444
Barren	MB 619, Pg 57
Bath	MB 240, Pg 176
Bell	MB 352, Pg 245
Bourbon	MB 630, Pg 515
Boyle	MB 731, Pg 364
Bracken	MB 301, Pg 404
Bullitt	MB 792, Pg 819
Caldwell	MB 338, Pg 312
Carroll	MB 245, Pg 423
Casey	MB 260, Pg 339
Christian	MB 1527, Pg 249
Clark	MB 882, Pg 376
Clay	MB 226, Pg 436
Crittenden	MB 226, Pg 755
Estill	MB V10, Pg 19 - 38
Fayette	MB 9168, Pg 130
Fleming	MB 354, Pg 444
Franklin	MB 1464, Pg 831
Fulton	MB 188, Pg 273
Gallatin	MB 235, Pg 424
Garrard	MB 371, Pg 417
Grayson	MB 23-U, Pg 210
Green	MB 318, Pg 565
Hardin	DB 1461, Pg 1096
Harlan	MB 458, Pg 408
Harrison	MB 415, Pg 269
Hart	MB 401, Pg 226
Henry	MB 358, Pg 887
Hickman	DB 138, Pg 552

B-1

Hopkins	MB 1223, Pg 432
Jessamine	MB 1342, Pg 198
Knox	MB 454, Pg 410
Larue	MB 373, Pg 14
Laurel	MB 1182, Pg 463
Lee	MB 119, Pg 105
Lincoln	MB 459, Pg 476
Livingston	MB 314, Pg 112
Lyon	MB 250, Pg 15
Madison	M 1821,Pg 755
Marion	MB 423, Pg 519
Mason	MB 452, Pg 647
McCracken	MB 1575, Pg 607
McLean	MB 204, Pg 631
Mercer	MB 668, Pg 443
Montgomery	MB 558, Pg 505
Muhlenberg	MB 703, Pg 1252
Nelson	MB 1180, Pg 700
Nicholas	MB 165, Pg 621
Ohio	MB 550, Pg 316
Oldham	MB 2319, Pg 388
Owen	MB 278, Pg 399-418
Pendleton	DB 349, Pg 340
Pulaski	MB 1578, Pg 381
Robertson	MB 68, Pg 219
Rockcastle	MB 287, Pg 576
Rowan	MB A397, Pg 701
Russell	MB 407, Pg 579
Scott	MC 48, Pg 302
Shelby	MB 1091, Pg 432
Taylor	MB 585, Pg 381
Trimble	MB 221, Pg 768
Union	MB 436, Pg 474
Washington	MB 289, Pg 76
Webster	MB 343, Pg 405
Whitley	MB 632, Pg 633
Woodford	MB 824, Pg 60

B-2

EXHIBIT C

KENTUCKY UTILITIES COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Carroll County, Kentucky:

Beginning at an iron pin with a plastic identifier cap stamped “PLS #1548” found in the north right-of-way line of US Hwy. 42, said iron pin being approximately 3200 feet west of Montgomery Road and a corner to the property conveyed to Kentucky Utilities Company by Deed of Record in Deed Book 71, Page 563, in the Office of the Clerk of Carroll County, Kentucky, and being further defined by Kentucky Single Zone NAD 83, coordinates 4162762.675 North and 5128934.182 East; thence leaving said north right-of-way line and running with Kentucky Utilities Company North 27º37’47” West, 451.18 feet to a found iron pin with a plastic identifier cap stamped “PLS #3118”; thence leaving Kentucky Utilities Company and running along two new lines across the parent tract North 63º26’09” East, 829.25 feet to a found iron pin with a plastic identifier cap stamped “PLS #3118” and South 29º37’34” East, 414.50 feet to a point in the aforesaid north right-of-way line of US Hwy. 42, said point being North 28º 37’07” West, 0.27 feet from a found MAG Nail with identifier disc #3118; thence with said right-of-way line, along a curve to the right having a radius of 22,883.00 feet, an arc length of 633.77 feet and a chord of South 60º42’43” West, 633.75 feet to a found 5/8” re-bar; thence continuing with said right-of-way line South 61º30’16” West, 210.08 feet to the beginning, containing 8.351 Acres.

Unless otherwise noted, all aforesaid set iron pins are 5/8” re-bar, 18” in length, with a plastic identifier cap stamped “K. Crowe 2957”.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated November 13, 2018, recorded in Deed Book 210, Page 67, in the Office of the Clerk of Carroll County, Kentucky.

Hardin County, Kentucky:

Beginning at a stake in the North right of way line of Mulberry Street 219 feet Westwardly from the end of Green Hills Subdivision; thence N 37° 01’ W 179 feet; thence S 74° 47’ W 80.78 feet; thence S 37° 01’ E 149 feet to the North right of way line of Mulberry Street; thence with said right of way line N 52° 59’ E 75 feet to the beginning, and being Lot Nos 7,8,9 of Block G, of Green Hills Subdivision to Elizabethtown, Hardin County, Kentucky as per plat of said Subdivision recorded in Deed Book 102, Page 484 and transferred to Plat System 11A, in the office of the Clerk of Hardin County Court.

The above legal description is replaced by the following legal description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. P.L.S. #3916, dated September 26, 2018:

BEGINNING at a 1⁄2” Rebar with No Identification Cap, said pin being:

•	the southernmost corner of the property being surveyed

•	the easternmost Corner of Lloyd Harlan Funkhouser (D.B. 1274, Page 485)

•	having KY State Plane Coordinate System – South Zone (NAD83) coordinates of N=2139097.15, E=1611608.05

•	being approximately 950’ Northeast from the intersection of centerline of Panther Lane and N. Mulberry Street

•	lying on the northern edge of right-of-way of N. Mulberry Street (as shown on plat of Green Hills Subdivision, Plat File 11-A)

•	being 40’ Northwest from the centerline of N. Mulberry Street

•	lying in Elizabethtown, Nelson County, Kentucky

•	and being the POINT OF BEGINNING for this description.

Thence leaving the northern edge of right-of-way of N. Mulberry Street (Plat File 11-A) and with the line of Lloyd Harlan Funkhouser (D.B. 1274, Page 485), N36°08’12”W – 150.93 feet to a 2-1⁄2” x 1⁄4” Mag Nail Set with Washer Stamped (PLS # 3916), said Mag Nail being the Northern most corner of Lloyd Harlan Funkhouser (D.B. 1274, Page 485) and being on the southeastern boundary line of the Hardin County Water District No. 2 (D.B. 1402, Page 128);

Thence leaving the line of Lloyd Harlan Funkhouser (D.B. 1274, Page 485) and with first the line Hardin County Water District No. 2 (D.B. 1402, Page 128) and second the line of Elizabethtown Independent School District Finance Corp (D.B. 919, Page 109), N32°32’38”E – 80.27 feet to an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments), said pin being on the southeastern line of the Elizabethtown Independent School District Finance Corp (D.B. 919, Page 109) and being the western most corner of Kentucky Utilities Company (D.B. 730, Page 265);

Thence leaving the line of the Elizabethtown Independent School District Finance Corp (D.B. 919, Page 109) and with the southwestern line of Kentucky Utilities Company (D.B. 730, Page 265), S36°08’12”E – passing an old wood post online at 95.81 feet and continuing an additional 83.81 feet for a total distance of 179.62 feet to an iron pin set, said pin set being S36°08’12”E – 0.36 feet from a 1⁄4” Rebar found, said pin set being the Southeast Corner of Kentucky Utilities Company (D.B. 730, Page 265) and being on the northern edge of right-of-way of N. Mulberry Street (as shown on plat of Green Hills Subdivision, Plat File 11-A), said pin set being 40’ Northwest from the centerline of N. Mulberry Street;

Thence leaving the line of Kentucky Utilities Company (D.B. 730, Page 265) and with the northern edge of right-of-way of N. Mulberry Street (as shown on plat of Green Hills Subdivision, Plat File 11-A), S53°28’50”W – 74.77 feet to the Point of Beginning and containing 0.284 acres by survey.

Being TRACT 1 on the survey plat attached to the Deed of record in Deed Book 1463, Page 1138, in the Office of the Clerk of Hardin County, Kentucky, and being the same property conveyed to Kentucky Utilities Company by Deed dated October 16, 2018, of record in Deed Book 1463, Page 1138 in the Office of the Clerk of Hardin County, Kentucky.

Pulaski County, Kentucky:

Ikerd Tract:

This being a landlocked parcel from that property acquired by Jerry S. Ikerd and Brenda Ikerd, Trustees of the Jerry S. and Brenda Ikerd Trust, U.T.D. October 24, 1996, by Deed dated June 22, 2017, of record in Deed Book 984, Page 602, in the Office of the Clerk of Pulaski County, Kentucky, and shown as Tract A on the Minor Severance Plat attached hereto as Exhibit A-1. Said Property being more particularly described as:

Beginning at an Iron Pin Found PLS# 2463 at the southwest corner of the Parent Tract of J.S.I. Investments Limited Partnership. This pin is approximately 413.2 feet (measured perpendicular to centerline) east of the centerline of KY Highway 39 and approximately 232.5 feet (measured perpendicular to centerline) North of the centerline of Quarry Road, in Somerset, Kentucky. Said pin having Kentucky State Plane Coordinate System (South Zone) coordinates of Northing = 1922849.92 and Easting = 1975183.18, and being on the north property line of a parcel owned by the estate of James Lee Stewart D.B. 385, PG. 322 (also see Master Commissioner’s D.B. 011, PG. 329), and being the Southeast corner of Strack Apartments D.B 687, Pg. 656 and being the Point of Beginning for this description; Thence leaving the north line of the Stewart Estate and first with the east line of Strack Apartments D.B 687, Pg. 656, and secondly with the east line of Strack Apartments D.B. 939, Pg. 582 N10°06’21“E 163.95 feet to an iron pin set (18“x 5/8” iron rebar with a 2” aluminum cap stamped Douglas G. Gooch PLS #3118 as will be typical for all set corner monuments unless otherwise defined); Thence leaving the line of Strack Apartments and across the parent tract with a new line to the parent tract 574°23’23“E 153.73 feet to and iron pin set, the northeast corner of the parcel being created this day; Thence first with the parent tract and secondly with the west line of James’s Towing & Recovery LLC D.B. 987, Pg. 611, Tract 2 S23°37’32“W (passing an iron pin found PLS 3630 at 1.73’ and passing an iron pin found PLS 3630 at 167.33’) for a total of 167.86 feet to an iron pin set on the north line of a piece of property once owned by Susie Wright D.B. 58, Pg. 396 (current ownership cannot be determined but this property may be claimed by Jerry Ikerd); Thence with the north line of Susie Wright and James Lee “Jimmie” Stewart N72°52’44“W 114.63 feet to the point of beginning and containing 0.507 acres by survey.

This description is prepared from a physical survey conducted by AGE Engineering Services Inc., on October 31, 2018. All bearings are based on Grid North of the Kentucky State Plane Coordinator System South Zone.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated January 24, 2019, recorded in Deed Book 990, Page 685, in the Office of the Clerk of Pulaski County, Kentucky.

Stewart Tracts:

Parcel 1:

Being Tracts 1 and 3 on the Plat of record in Plat Cabinet F, Slide 173D, in the Office of the Clerk of Pulaski County, Kentucky.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated January 23, 2019, recorded in Deed Book 991, Page 58, in the Office of the Clerk of Pulaski County, Kentucky.

Parcel 2:

Being Tract 2 on the Plat of record in Plat Cabinet F, Slide 173D, in the Office of the Clerk of Pulaski County, Kentucky.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated January 23, 2019, recorded in Deed Book 991, Page 67, in the Office of the Clerk of Pulaski County, Kentucky.

Scott County, Kentucky:

BEING TRACT 1 on the Minor Subdivision Plat dated November 15, 2018, as approved by the Georgetown-Scott County Planning Commission on November 16, 2018, of record in Plat Cabinet 12, Slide 179, in the Office of the Clerk of Scott County, Kentucky.

TRACT 1 is more particularly described as follows:

COMMENCING at an 5/8” iron pin found (PLS #2536), said iron pin being a corner to the parent tract and being 20’ northeast from the existing centerline of US-460 (aka Frankfort Road), said iron pin having Kentucky State Plane Coordinate System – North Zone Coordinates of N=257989.36, E=1508681.22;

Thence leaving said iron pin and running along the parent tract the following three courses: S07°13’40”W – 20.00 feet a point, said point being in the existing centerline of US-460 (aka Frankfort Road), thence along the existing centerline of US-460 (aka Frankfort Road) S86°58’41”E – 309.56 feet a set MAG Nail with Washer bearing PLS # 4048, said MAG Nail being a corner to Tract 2 (a Tract dedicated to right-of-way of US-460 as shown on the Plat of record in Plat Cabinet 12, Slide 179), thence leaving the existing centerline of US-460 (aka Frankfort Road) and along Tract 2 N07°35’34”E – 20.07 feet to an iron pin set (All corners monuments referred to herein as iron pins set are 5/8” x 18” iron rebar with 2” aluminum survey cap bearing P.L.S. #4048), said iron pin being the southwest most corner of the tract being surveyed and the northwest corner of Tract 2 (a Tract dedicated to right-of-way of US-460) and being 20.00 feet from the existing centerline of US-460 (aka Frankfort Road) and having Kentucky State Plane Coordinate System – North Zone Coordinates of N=257973.09, E=1508990.49 lying in Scott County, Kentucky and being the Point of Beginning for this description;

Thence leaving Tract 2 (a Tract dedicated to right-of-way of US-460) and along a new division line with the parent tract the following four courses: N07°35’34”E – 878.99 feet to an iron pin set, S81°51’38”E – 246.13 feet to an iron pin set, S07°52’06“W – 407.58 feet to an iron pin set and S06°54’42“W – 448.23 feet to an iron pin set, said iron pin being the southeast most corner of the tract being surveyed and the northeast corner of Tract 2 (a Tract dedicated to right-of-way of US-460) and being 20’ northeast from the existing centerline of US-460 (aka Frankfort Road);

Thence along Tract 2 (a Tract dedicated to right-of-way of US-460) and 20’ parallel to the existing centerline of US-460 (aka Frankfort Road) the following two courses: N87°29’15“W – 75.85 feet to a point and N87°03’39“W – 174.50 feet to the Point of Beginning and containing 4.901 acres by survey.

This description prepared from a physical survey conducted by John Henry Russell, AGE Engineering Services, Inc., Kentucky P.L.S. #4048, dated the 2nd day of October, 2018.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated November 30, 2018, recorded in Deed Book 402, Page 114, in the Office of the Clerk of Scott County, Kentucky.

EXHIBIT D

KENTUCKY UTILITIES COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

1.

An undivided 61% interest in the Brown Solar facility of the E.W. Brown Generating Station located in Mercer County, Kentucky, the remaining 39% interest in such facility being owned by Louisville Gas and Electric Company.

D-1